HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS THIRD-QUARTER 2015 FINANCIAL RESULTS

•	Seventh Consecutive Quarter of Record Results

•	Net Sales of $1.59 Billion Increased 14%, Adjusted Operating Profit of $251 Million Increased 16%, and Adjusted Earnings per Share of $0.50 Increased 16%

•	Company Increases 2015 Guidance for Adjusted Operating Profit and Adjusted EPS; Adjusted EPS Expectation of $1.66 to $1.68 is 17% to 18% Higher than 2014

•	Company Repurchased 10.7 Million Shares of Stock in Third Quarter for $311 Million

WINSTON-SALEM, N.C. (Oct. 28, 2015) - HanesBrands (NYSE: HBI), a leading global marketer of everyday basic apparel under world-class brands, today reported record third-quarter results, including double-digit growth for net sales, adjusted operating profit and adjusted earnings per share.

The seventh consecutive quarter of record results was driven by continued acquisition benefits, global supply chain performance and core sales and margin growth in the Innerwear and Activewear segments.

Net sales increased 14 percent to $1.59 billion in the quarter ended Oct. 3, 2015. Core sales, which exclude acquisitions and a retailer exit from Canada, increased 3 percent in constant currency.

Adjusted operating profit excluding actions increased 16 percent to $251 million, and adjusted EPS excluding actions increased 16 percent to $0.50. On a GAAP basis, operating profit increased 35 percent to $208 million and EPS increased 38 percent to $0.40. (All adjusted consolidated measures and comparisons in this news release exclude approximately $43 million and $63 million of pretax charges related to acquisitions and other actions in the third quarters of 2015 and 2014, respectively. See GAAP reconciliation section below for additional details.)

Hanes also expanded its strategic use of cash flow in the quarter by beginning to repurchase company stock in the open market. In the third quarter, the company purchased 10.7 million shares for approximately $311 million.

“We had another great quarter of double-digit growth that reflects our continued value-creation potential,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “We again have increased our operating profit and EPS guidance as we continue to drive growth and margin improvement through innovation and acquisition integration. We also reached another milestone in our strategic use of cash flow with the resumption of share buybacks.”

HanesBrands Reports Third-Quarter 2015 Financial Results - Page 2

For 2015, Hanes has updated its full-year guidance, including increased expectations for adjusted operating profit and adjusted EPS. The company now expects full-year net sales of approximately $5.85 billion, adjusted operating profit of $880 million to $890 million, and adjusted EPS of $1.66 to $1.68. (Additional guidance commentary is contained in the guidance section later in this news release.)

Third-Quarter 2015 Financial Highlights and Business Segment Summary

Key accomplishments for the third quarter of 2015 include:

•
Core Sales Growth. Innerwear sales increased 3 percent, and Activewear sales, excluding acquisition benefits, increased 2 percent. In constant currency, total company core net sales increased 3 percent, excluding acquisitions and the exit of a retailer from Canada.

•
Significant Adjusted Operating Profit and Margin Growth. The company’s adjusted operating profit margin increased 30 basis points in the third quarter to 15.8 percent. Innerwear and Activewear operating profit margins increased by 40 basis points and 230 basis points, respectively, as a result of strong supply chain performance and Innovate-to-Elevate benefits.

•
Acquisitions Contribute to Results and Integrations on Plan. The April 2015 acquisition of Knights Apparel, a licensed apparel leader, added net sales of $84 million to Activewear results in the third quarter. In the International segment, DBApparel, a leading marketer of intimate apparel and underwear in Europe that was acquired Aug. 29, 2014, contributed net sales of $179 million (€161 million) in the third quarter.

•
The integration of DBApparel is underway following the completion of consultations with appropriate works councils and unions, while implementation of the Knights Apparel integration plan will begin late in the fourth quarter of 2015.

Key segment highlights for the quarter include:

Innerwear net sales increased 3 percent in the third quarter, and operating profit increased 5 percent. Sales of intimates rebounded with high-single-digit growth on strength in bras and shapewear. Sales of basics were up slightly versus the year-ago quarter, despite the expected inventory adjustment of a major retailer that was discussed with second-quarter results.

Activewear results in the quarter were strong with net sales growth of 22 percent and operating profit growth of 39 percent driven by double-digit Champion growth and the acquisition of Knights Apparel. Core sales, which exclude acquisitions, increased 2 percent with growth of more than 30 percent for Champion in the department-store, midtier and sporting goods channels.

International sales and operating profit increased significantly, despite negative foreign currency impacts, as a result of the acquisition of DBApparel in Europe and strong results in Japan.

HanesBrands Reports Third-Quarter 2015 Financial Results - Page 3

2015 Financial Guidance

Based on year-to-date results and the outlook for the remaining quarter of the year, Hanes has refined its full-year 2015 guidance for net sales and increased guidance for adjusted operating profit and adjusted EPS.

The company expects full-year net sales of approximately $5.85 billion and fourth-quarter net sales of approximately $1.525 billion. Previous guidance for full-year net sales was slightly less than $5.9 billion. The growth of core sales, which exclude acquisitions and a retailer exit from Canada, are expected to be approximately 2 percent for the full year and 3 percent for the fourth quarter, when adjusting for currency fluctuations and the impact of last year’s 53rd week.

To reflect higher profit margins, the company has increased its guidance for full-year adjusted operating profit to a range of $880 million to $890 million, or approximately $231 million to $241 million in the fourth quarter. The previous full-year guidance range was $855 million to $875 million.

Hanes increased its full-year expectations for adjusted EPS to a range of $1.66 to $1.68, or $0.44 to $0.46 for the fourth quarter. Previous full-year guidance was $1.61 to $1.66. The increase reflects increased profitability and benefits of share repurchases that are expected to more than offset currency headwinds. Share repurchases are expected to add slightly less than $0.02 for the full year.

The guidance reflects full-year expectations for the acquisitions of Knights Apparel and DBApparel. Knights Apparel is expected to contribute net sales of approximately $160 million and adjusted operating profit of approximately $22 million (up from previous guidance of $18 million). DBApparel is expected to contribute approximately €630 million in net sales and approximately €40 million in adjusted operating profit.

The company has modified its expectations for full-year net cash from operating activities to a range of approximately $450 million to $500 million. The company has made a 2015 pension contribution of approximately $100 million, and capital expenditures are expected to be approximately $95 million.

Interest expense and other expense are now expected to total approximately $115 million, up from previous guidance of $100 million, with the increase partially mitigated by a slightly lower income tax rate. The 2015 full-year tax rate is expected to be approximately 12 percent.

For the fourth quarter, the company expects approximately 397 million fully-diluted weighted-average shares outstanding, and for the full year, the company expects approximately 404 million fully-diluted weighted-average shares outstanding. The repurchase of 10.7 million shares in the third quarter is expected to contribute $0.02 to adjusted EPS in 2015 ($0.01 in each of the third and fourth quarters) and is expected to contribute $0.02 to adjusted EPS in 2016 ($0.01 in each of the first and second quarters).

Hanes has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

HanesBrands Reports Third-Quarter 2015 Financial Results - Page 4

Charges for Actions and Reconciliation to GAAP Measures

Through the third quarter of 2015, Hanes incurred approximately $212 million in pretax charges related to acquisitions, primarily DBApparel and Knights Apparel, and other actions. In the comparable period in 2014, the company incurred approximately $130 million in pretax charges related to acquisitions, primarily Maidenform and DBApparel, and other actions. See Table 5 attached to this press release for more details on pretax charges for actions.

Adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin) and EBITDA are not generally accepted accounting principle measures. Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Hanes has chosen to provide these non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies. See Table 2 and Table 5 attached to this press release to reconcile these non-GAAP financial measures to the most directly comparable GAAP measure.

For 2015 guidance, Hanes’ current estimate for pretax charges related to acquisition, integration and other actions is approximately $240 million. The company believes guidance for adjusted EPS and adjusted operating profit provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and other actions.

On a GAAP basis, full-year 2015 diluted EPS will vary depending on actual performance, charges and tax rate. GAAP diluted EPS could be in the range of $1.14 to $1.17. GAAP operating profit for 2015 could be in the range of $640 million to $650 million.

Webcast Conference Call

Hanes will host an Internet webcast of its quarterly investor conference call at 4:30 p.m. EDT today. The broadcast, which will consist of prepared remarks followed by a question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available at www.Hanes.com/investors. A telephone playback will be available from approximately midnight EDT today through midnight EST Nov. 4, 2015. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 65850729.

HanesBrands Reports Third-Quarter 2015 Financial Results - Page 5

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “2015 Financial Guidance,” as well as statements about the benefits anticipated from the DBApparel and Knights Apparel acquisitions, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; the failure of businesses we acquire to perform to expectations; legal, regulatory, political and economic risks associated with our operations in international markets, including the risk of significant fluctuations in foreign exchange rates; the loss or interruption of services of a member of our senior management team; the accuracy of the estimates and assumptions on which our financial statement projections are based; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; current economic conditions, including consumer spending levels and the price elasticity of our products; unanticipated business disruptions or the loss of one or more suppliers in our global supply chain; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe and Asia under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, Flexees, JMS/Just My Size, Wonderbra, Nur Die/Nur Der, Lovable and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 59,500 employees in more than 35 countries and is ranked No. 490 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean. For six consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn these honors. The company ranks No. 246 on Newsweek magazine’s green list of 500 largest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarters Ended			Nine Months Ended
	October 3, 2015	September 27, 2014	% Change	October 3, 2015	September 27, 2014	% Change
Net sales	$1,591,038	$1,400,728	13.6%	$4,321,992	$3,802,150	13.7%
Cost of sales	1,010,288	903,013		2,726,786	2,443,304
Gross profit	580,750	497,715	16.7%	1,595,206	1,358,846	17.4%
As a % of net sales	36.5%	35.5%		36.9%	35.7%
Selling, general and administrative expenses	372,422	343,823		1,158,014	926,042
As a % of net sales	23.4%	24.5%		26.8%	24.4%
Operating profit	208,328	153,892	35.4%	437,192	432,804	1.0%
As a % of net sales	13.1%	11.0%		10.1%	11.4%
Other expenses	718	795		1,930	1,890
Interest expense, net	31,356	23,528		87,263	66,465
Income before income tax expense	176,254	129,569		347,999	364,449
Income tax expense	14,100	10,625		38,307	49,367
Net income	$162,154	$118,944	36.3%	$309,692	$315,082	(1.7)%

Earnings per share:
Basic	$0.41	$0.30	36.7%	$0.77	$0.78	(1.3)%
Diluted	$0.40	$0.29	37.9%	$0.76	$0.77	(1.3)%

Weighted average shares outstanding:
Basic	399,445	402,392		402,011	401,968
Diluted	402,979	408,524		406,363	408,056

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended
	October 3, 2015	September 27, 2014	% Change	October 3, 2015	September 27, 2014	% Change
Segment net sales:
Innerwear	$667,192	$648,310	2.9%	$1,990,979	$2,007,794	(0.8)%
Activewear	516,804	424,745	21.7%	1,193,057	1,037,063	15.0%
Direct to Consumer	106,642	112,663	(5.3)%	289,674	300,729	(3.7)%
International	300,400	215,010	39.7%	848,282	456,564	85.8%
Total net sales	$1,591,038	$1,400,728	13.6%	$4,321,992	$3,802,150	13.7%

Segment operating profit:
Innerwear	$136,777	$130,592	4.7%	$443,589	$412,515	7.5%
Activewear	97,240	69,974	39.0%	191,476	151,178	26.7%
Direct to Consumer	11,756	16,629	(29.3)%	21,432	26,526	(19.2)%
International	34,821	28,826	20.8%	77,941	52,946	47.2%
General corporate expenses/other	(29,479)	(28,994)	1.7%	(85,265)	(80,544)	5.9%
Acquisition, integration and other action related charges	(42,787)	(63,135)	(32.2)%	(211,981)	(129,817)	63.3%
Total operating profit	$208,328	$153,892	35.4%	$437,192	$432,804	1.0%

EBITDA[1]:
Net income	$162,154	$118,944		$309,692	$315,082
Interest expense, net	31,356	23,528		87,263	66,465
Income tax expense	14,100	10,625		38,307	49,367
Depreciation and amortization	24,943	23,500		75,750	69,540
Total EBITDA	$232,553	$176,597	31.7%	$511,012	$500,454	2.1%

¹	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	October 3, 2015	January 3, 2015
Assets
Cash and cash equivalents	$284,595	$239,855
Trade accounts receivable, net	850,334	672,048
Inventories	1,813,510	1,537,200
Other current assets	317,015	316,129
Total current assets	3,265,454	2,765,232

Property, net	652,391	674,379
Intangible assets and goodwill	1,549,192	1,414,321
Other noncurrent assets	352,363	367,849
Total assets	$5,819,400	$5,221,781

Liabilities
Accounts payable and accrued liabilities	$1,154,383	$1,116,847
Notes payable	120,083	144,438
Accounts Receivable Securitization Facility	258,264	210,963
Current portion of long-term debt	39,407	14,354
Total current liabilities	1,572,137	1,486,602
Long-term debt	2,361,607	1,613,997
Other noncurrent liabilities	635,357	734,410
Total liabilities	4,569,101	3,835,009

Equity	1,250,299	1,386,772
Total liabilities and equity	$5,819,400	$5,221,781

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	October 3, 2015	September 27, 2014
Operating Activities:
Net income	$309,692	$315,082
Depreciation and amortization	75,750	69,540
Other noncash items	10,737	13,771
Changes in assets and liabilities, net	(483,333)	(183,072)
Net cash from operating activities	(87,154)	215,321

Investing Activities:
Purchases/sales of property and equipment, net, and other	(58,521)	(50,326)
Acquisition of business, net of cash acquired	(192,829)	(352,986)
Net cash from investing activities	(251,350)	(403,312)

Financing Activities:
Cash dividends paid	(121,713)	(89,638)
Net borrowings on notes payable, debt and other	508,117	382,339
Net cash from financing activities	386,404	292,701
Effect of changes in foreign currency exchange rates on cash	(3,160)	(4,741)
Change in cash and cash equivalents	44,740	99,969
Cash and cash equivalents at beginning of year	239,855	115,863
Cash and cash equivalents at end of period	$284,595	$215,832

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarters Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Gross profit, as reported under GAAP	$580,750	$497,715	$1,595,206	$1,358,846
Acquisition, integration and other action related charges (1)	7,719	22,565	47,938	41,227
Gross profit, as adjusted	$588,469	$520,280	$1,643,144	$1,400,073
As a % of net sales	37.0%	37.1%	38.0%	36.8%

Selling, general and administrative expenses, as reported under GAAP	$372,422	$343,823	$1,158,014	$926,042
Acquisition, integration and other action related charges (2)	(35,067)	(40,570)	(164,043)	(88,590)
Selling, general and administrative expenses, as adjusted	$337,355	$303,253	$993,971	$837,452
As a % of net sales	21.2%	21.6%	23.0%	22.0%

Operating profit, as reported under GAAP	$208,328	$153,892	$437,192	$432,804
Acquisition, integration and other action related charges included in gross profit	7,719	22,565	47,938	41,227
Acquisition, integration and other action related charges included in SG&A	35,067	40,570	164,043	88,590
Operating profit, as adjusted	$251,114	$217,027	$649,173	$562,621
As a % of net sales	15.8%	15.5%	15.0%	14.8%

Net income, as reported under GAAP	$162,154	$118,944	$309,692	$315,082
Acquisition, integration and other action related charges included in gross profit	7,719	22,565	47,938	41,227
Acquisition, integration and other action related charges included in SG&A	35,067	40,570	164,043	88,590
Tax effect on actions	(3,423)	(5,176)	(26,715)	(16,033)
Net income, as adjusted	$201,517	$176,903	$494,958	$428,866

Diluted earnings per share, as reported under GAAP	$0.40	$0.29	$0.76	$0.77
Acquisition, integration and other action related charges	0.10	0.14	0.46	0.28
Diluted earnings per share, as adjusted	$0.50	$0.43	$1.22	$1.05

(1) Acquisition, integration and other action related charges included in gross profit include:
Acquisition and integration costs	$6,581	$22,109	$31,749	$34,098
Foundational costs (costs associated with building infrastructure to match current business with acquisitions)	882	456	$3,021	$4,629
Other costs	256	—	13,168	$2,501
	$7,719	$22,565	$47,938	$41,228

(2) Acquisition, integration and other action related charges included in SG&A include:
Acquisition and integration costs	$24,647	$37,130	$119,938	$71,540
Foundational costs (costs associated with building infrastructure to match current business with acquisitions)	8,097	364	25,594	(1,199)
Other costs	2,324	3,076	18,511	18,248
	$35,068	$40,570	$164,043	$88,589